UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  June 5, 2007
 Date of earliest event reported:  May 31, 2007

NORTHWEST AIRLINES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23642	41-1905580
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2700 Lone Oak Parkway
Eagan Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(612) 726-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2{b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On June 4, 2007, Northwest Airlines, Inc. (“Northwest”), the principal operating subsidiary of Northwest Airlines Corporation (the “Company”),  issued a press release announcing the resignation of Philip C. Haan as Executive Vice President – International, Alliances & Information Technology of Northwest, the election of Neal S. Cohen as Executive Vice President - Strategy, International and Chief Executive Officer of Regional Airlines of Northwest, and the election of David M. Davis as Executive Vice President & Chief Financial Officer of the Company and Northwest, each effective May 31, 2007.  The following is a description of business experience and affiliations of Messrs. Cohen and Davis:

Mr. Cohen, age 47, was elected Executive Vice President - Strategy, International and Chief Executive Officer of Regional Airlines of Northwest effective May 31, 2007.  He served as Executive Vice President & Chief Financial Officer of Northwest and the Company from May 2005 through May 2007.  Prior to rejoining Northwest in May 2005, Mr. Cohen served at US Airways as Executive Vice President and Chief Financial Officer from April 2002 to April 2004, and served as Chief Financial Officer for Conseco Finance from April 2001 to March 2002.  Prior to his position at Conseco Finance, Mr. Cohen served as Chief Financial Officer for Sylvan Learning Systems.  From 1991 to 2000, Mr. Cohen held a number of senior marketing and finance positions at Northwest, including Senior Vice President and Treasurer and Vice President – Market Planning.

Mr. Davis, age 40, was elected Executive Vice President & Chief Financial Officer of Northwest and the Company effective May 31, 2007.  He served as Senior Vice President – Finance & Controller of Northwest from August 2005 through May 2007.  From November 2004 to August 2005, Mr. Davis served as Chief Financial Officer of KRATON Polymers, LLC (manufacturer of special chemicals), and from April 2002 to November 2004, he served in senior finance roles at US Airways (airline), including as Executive Vice President – Finance and Chief Financial Officer from May 2004 to November 2004. From 2000 to 2002, he served as Vice President – Financial Planning and Analysis of Budget Group, Inc. (car and truck rental company) and prior to 2000 he served in a number of finance positions at Delta Air Lines (airline) and at Northwest.

Under the terms of a Management Compensation Agreement between Northwest and Mr. Davis, Mr. Davis will receive an annual salary of $429,937.  He will participate in Northwest’s annual cash incentive plan with a target payout percentage of 60% of his base salary and will receive an award under Northwest’s long term cash incentive plan for the two year performance period commencing January 1, 2007 with a target payout percentage of 70% of his base salary. Mr. Davis will receive lifetime travel privileges on Northwest for himself, his spouse and dependent children if he remains employed by Northwest until August 2010.  He also participates in Northwest’s other compensation and benefit programs at levels applicable from time to time to other senior executives of Northwest.  The agreement has no set term and Mr. Davis’ employment is terminable by either party for any reason upon thirty days written notice.  If his employment is terminated by Northwest other than for “cause” or by Mr. Davis for “good reason,” Mr. Davis will receive a severance payment equal to two times the sum of his annual base salary and his target incentive payment for the year in which his employment is terminated and Mr. Davis, his spouse and dependent children will receive continued coverage under

Northwest’s medical, dental and life insurance plans until the earlier of four years after his termination of employment or when Mr. Davis becomes employed by another employer. In addition, the agreement contains a non-compete provision that is effective for one year following termination of Mr. Davis’ employment with Northwest.

A copy of the press release is attached as Exhibit 99 and is incorporated herein by reference.

Item 9.01(c).	Exhibits

Exhibit 99	Press Release of Northwest dated June 4, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

	By:	/s/ Michael L. Miller
Michael L. Miller
Vice President, Law and Secretary

Dated: June 5, 2007